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                                                                   EXHIBIT 23.17


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667, 333-23415 and 333-29217), Form S-4 (Registration No.
333-17915) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453,
333-20669 and 333-29265) of Republic Industries, Inc., of our report dated January 24, 1997 relating to the combined financial statements of De La Cruz Auto Group, which appears in the current report on Form 8-K of Republic Industries, Inc. dated September 15, 1997. We also consent to the reference to us under the heading "Experts" in such prospectus.

PRICE WATERHOUSE LLP

Miami, Florida,
  September 15, 1997.